Exhibit 10.2
Certain identified information in this document has been excluded because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed, and has been marked with “[***]” to indicate where omissions have been made.

AMENDMENT NO. 4 TO
CUSTOMER INSTALLMENT PROGRAM AGREEMENT

This AMENDMENT NO. 4 TO CUSTOMER INSTALLMENT PROGRAM AGREEMENT (this “Amendment”) is entered into and made effective as of December 16, 2022 (the “Amendment Effective Date”) and amends the Customer Installment Program Agreement, dated July 16, 2020, as amended (together with any exhibits, schedules, amendments or addendums, the “Agreement”), by and between Shopify Inc., a Canadian corporation (“Shopify”), and Affirm, Inc., a Delaware corporation (“Affirm”). Capitalized terms used but not defined herein shall have the same meaning as those in the Agreement.

WHEREAS, Section 30 of the Agreement provides that no modification of the Agreement shall be effective unless made in writing and duly signed by the Parties referring specifically to the Agreement; and

WHEREAS, pursuant to Section 30 of the Agreement, Shopify and Affirm desire to amend the Agreement to the extent set forth in this Amendment.

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1.Effective as of the Amendment Effective Date, the Agreement shall be amended as set forth in the attached changed sections/items of the “Exhibit A-3 Program Outline” as set forth on Exhibit A.
2.Effect of Amendment. This Amendment shall not constitute an amendment or waiver of any provision of the Agreement not expressly amended or waived herein and shall not be construed as an amendment, waiver or consent to any action that would require an amendment, waiver or consent except as expressly stated herein. The provisions and agreements set forth herein shall not establish a custom or course of dealing or conduct among the Parties. The Agreement, as amended by this Amendment, is and shall continue to be in full force and effect and is in all respects ratified and confirmed hereby. In the event of any inconsistency, conflict or ambiguity as to the rights and obligations of the Parties under this Amendment, the terms of this Amendment shall control and supersede any such inconsistency, conflict or ambiguity.
3.Reference to the Agreement. After giving effect to this Amendment, unless the context otherwise requires, each reference in the Agreement to “this Agreement”, “hereof”, “hereunder”, “herein” or words of like import referring to the Agreement shall refer to the Agreement as amended by this Amendment; provided that references in the Agreement to “as of the date hereof” or “as of the date of this Agreement” or words of like import shall continue to refer to July 16, 2020.
4.Miscellaneous. The provisions of Sections 23 (Notices), and Sections 28-31, and 33 of the Agreement shall apply to this Amendment mutatis mutandis as if set forth herein to the extent applicable.
[Signature page to follow]

Exhibit 10.2
IN WITNESS WHEREOF, the Parties have caused this Amendment to be duly executed by their authorized representatives below.

Shopify Inc.	Affirm, Inc.
Signature: /s/ Jeff Hoffmeister	Signature: /s/ Scott Williams
Name: Jeff Hoffmeister	Name: Scott Williams
Title: Chief Financial Officer	Title: VP Strategic Partnerships
Date: 12/16/2022	Date: 12/19/2022
Notices. Notices required under this Agreement shall be delivered pursuant to Section 23 (Notice), and addressed as set forth below:
If to Shopify: Shopify Inc. 150 O’Connor Street, Ground Floor Ottawa, ON K2P 2L8 Canada [***]	If to Affirm: Affirm, Inc. 650 California Street, 12th Floor San Francisco, CA 94108 Attention: Chief Legal Officer [***]

Exhibit 10.2

Exhibit A
AMENDMENT TO THE THIRD PROGRAM OUTLINE (POS PRODUCT)

The following terms and conditions are intended to be added to the Third Program Outline (POS Product) attached to the Agreement as Exhibit A-3, and, where such terms conflict with an existing section in the Third Program Outline, entirely replace such sections of the Third Program Outline.

The amended sections below shall entirely replace those same sections in the Agreement. All other sections that are not amended or replaced herein shall remain unmodified as expressly stated in the Agreement.

1.New clauses (c) and (d) will be added to Section 2 of the Third Program Outline:
c)Identifiers. With respect to Beta Phase and GA Phase, Shopify will collect and send to Affirm identifiers for retail merchants: (i) store location address (“Store Location Data”) and (ii) any other identifiers agreed to by the Parties. With respect to the Alpha Phase, Beta Phase and GA Phase, Shopify will create a designation to easily identify transactions as either e-commerce or in-store transactions (“Channel Data”).
d)Pre-Qualification Support. Shopify will make commercially reasonable efforts to build pre-qualification for Customers in the Shopify App (“Pre-Qualification”), with specific requirements to be mutually agreed to by the Parties at a time to be mutually agreed to by the Parties.. The Parties acknowledge that Pre-Qualification for Customers is not a prerequisite for the Beta Phase or the GA Phase.
2.Section 3 of the Third Program Outline is hereby replaced in its entirety as follows:
3) Launch. This Program Outline will only be applicable for the Alpha Phase (as defined below). The Parties will enter into an amendment prior to the Beta Phase that will set forth any additional requirements for the Beta Phase and the GA Phase, which will include any additional minimum requirements for the “Product Construct”. The Parties will launch the POS Product on the Platform in three (3) phases: (i) Alpha Phase: with a certain number of Eligible Merchants to be mutually agreed upon by the Parties not to exceed [***] Eligible Merchants or another number of Eligible Merchants as agreed by the Parties (“Alpha Phase”), and launched by the Launch Date or date mutually agreed to by the parties prior to the Beta Phase; (ii) Beta Phase, promptly following the Alpha Phase on a mutually agreed upon date by the Parties with a certain number of Eligible Merchants to be mutually agreed upon by the Parties (the “Beta Phase”); and (iii) GA Phase: promptly following the Beta Phase on a mutually agreed upon date by the Parties (the “GA Phase”). Prior to the launch of the POS Product with each potential Eligible Merchant, Shopify will notify Merchants that the POS Product is available and provide any updates to the Merchant Agreement to all Merchants, which shall be substantially in the form attached hereto as Exhibit A, between Affirm and such Merchant (each, a “Merchant Agreement”).
3.Section 4 of the Third Program Outline is hereby replaced in its entirety as follows:
4) Fraud.
a)As a condition to launching the Beta Phase and the GA Phase, at a minimum and in addition to any fraud prevention tools that have been already implemented by Shopify for the Program under all Program Outlines as of the Third Program Agreement Effective Date, (i) the Parties will mutually agree on the fraud prevention tools and (ii) send Affirm the following data information set forth in more detail in Exhibit A to the Agreement (A) Store Location Data and (B) Channel Data, or such other tools or data as otherwise mutually agreed to by the Parties. To the extent that any of the agreed-upon fraud prevention tools are not necessary as directed by Affirm and mutually agreed to by the Parties, then that fraud prevention tool will not apply. If there is a fraud prevention tool that is required by Affirm’s fraud risk process, then Affirm will communicate the necessary tool to Shopify and Shopify will use commercially reasonable efforts to enable it. For the avoidance of doubt, the Parties will not launch the Beta Phase or GA Phase without implementing the mutually agreed to fraud prevention tools required for the Beta Phase and/or GA Phase.

Exhibit 10.2
b)Affirm and Shopify will track the amount of fraudulent transactions captured via the POS Product by all Merchants using such POS Product (the “Fraudulent Amounts”) for each month period during the Term (the “Monthly Fraud Amount” and each such month period during the Term, the “Fraud Measurement Period”) and the percentage of the Monthly Fraud Amount out of all Affirm Successful Transaction Volume for such applicable Fraud Measurement Period (the “Monthly Fraud Rate”).
i)“Affirm Successful Transaction Volume” means the aggregate total United States dollar amount of Successful Transactions that have been captured through the POS Product pursuant to the Third Program Outline, less amounts resulting from Customer refunds and chargebacks.
ii)Solely for example purposes, if (i) the Monthly Fraud Amount for January equals $[***] and (ii) the Affirm Successful Transaction Volume for January equals $[***], then the Monthly Fraud Rate for January will be [***].
c)To the extent the Monthly Fraud Rate exceeds [***]% for any month during the Term, the Parties will discuss and negotiate in good faith what additional fraud prevention tools the Parties can enable to reduce Customer fraud.
d)If the Monthly Fraud Rate exceeds [***]% for any month during the Term, Affirm or Shopify may elect to suspend the POS Product until mutual agreement to re-launch the POS Product.
4.A new clause (b) will be added to Section 5 of the Third Program Outline:
b)No Eligible Merchant will be migrated from a direct integration with Affirm to the POS Product; provided, any Eligible Merchant may choose to enable the POS Product at any time.
5.Section 6 of the Third Program Outline is hereby replaced in its entirety as follows:
a)Merchant Fees.
i)During the Alpha Phase, the Beta Phase and GA Phase, each Eligible Merchant that makes the POS Product available shall pay Merchant Fees to Affirm associated with the Financial Product being offered as set forth in Addendum A-2 of the Low AOV Program Outline and Section 1 of Addendum A-1 of the High AOV Program Outline, as applicable, and in accordance with their applicable Merchant Agreement (“Merchant Fees”); provided, that if an Eligible Merchant has enabled either Financial Product on its website (an “Existing Merchant”), the Merchant Fees for the POS Product will be the same Merchant Fees that the Existing Merchant currently pays in connection with the Financial Products offered on its website (the “Existing Merchant Fees”). The tiers of Merchant Fees that may be offered to a Merchant are set forth in the tables in the Exhibits in the Program Outline of the applicable Financial Product. For instance, the tiers of Merchant Fees for High AOV are set forth in the High AOV Program.
6.Section 7 of the Third Program Outline is hereby replaced in its entirety as follows:
a)Shopify Fees.
i)During the Alpha Phase, Beta Phase and the GA Phase, Affirm shall pay to Shopify a fee (“Shopify Fee”) equal to the fee associated with the Financial Product being offered to the applicable Eligible Merchant as set forth in Addendum A-2 of the Low AOV Program Outline and Section 1 of Addendum A-1 of the High AOV Program Outline as applicable; provided, that the Shopify Fee in connection with an Existing Merchant will be the applicable Shopify Fee to the Existing Merchant Fees as set forth in Addendum A-2 of the Low AOV Program Outline and Section 1 of Addendum A-1 of the High AOV Program Outline. The tiers of Merchant Fees and associated Shopify Fees are set forth in the tables in the Exhibits in the Program Outline of the applicable Financial Product. For instance, the Shopify Fee for the

Exhibit 10.2
High AOV Product offered via the POS Product, are as set forth in the High AOV Program Outline.
7.Section 9 of the Third Program Outline is hereby replaced in its entirety as follows:
9) Merchant Underwriting and AML/OFAC Screening. Merchant underwriting and AML/OFAC screening shall be conducted in accordance with the Financial Product being offered as set forth in the Low AOV Program Outline or the High AOV Program Outline, as applicable.